Exhibit 1.2

VIEWPOINT FINANCIAL GROUP
(a federal stock corporation)
_____ Shares
(subject to increase to ______ shares)

COMMON SHARES ($0.01 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

                            , 2006

Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

             ViewPoint MHC, a federal mutual holding company (the "MHC"), ViewPoint Financial Group, a federal corporation (the "Company"), and ViewPoint Bank, a federally chartered savings bank located in Plano, Texas (the "Bank") (references to the "Bank" include the Bank in the mutual or stock form, as indicated by the context), with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. (the "Agent") as follows:

             SECTION 1. THE OFFERING. The Company, in accordance with its Plan of Reorganization and Stock Issuance adopted by its Board of Directors (the "Plan"), will offer and sell up to ______ shares (subject to increase to _______ shares) (the "Shares") of its common stock, $0.01 par value per share (the "Common Shares"), in a subscription offering (the "Subscription Offering") to (1) depositors of the Bank with Qualifying Deposits (as defined in the Plan) as of December 31, 2004 ("Eligible Account Holders"), (2) the tax-qualified employee plans of the Bank and (3) depositors of the Bank with Qualifying Deposits as of March 31, 2006 ("Supplemental Eligible Account Holders"). Subject to the prior subscription rights of the above-listed parties, the Company may offer for sale in a direct community offering (the "Community Offering" and when referred to together with or subsequent to the Subscription Offering, the "Subscription and Community Offering") conducted concurrently with the Subscription Offering, the Shares not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given first to people who are residents of Collin, Dallas, Denton, Grayson, Rockwall and Tarrant counties, Texas. It is anticipated that Shares not subscribed for in the Subscription and Community Offering may be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the "Public Offering") (the Subscription Offering, Community Offering and Public Offering are collectively referred to as the "Offering"). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company and the Bank may reject, in whole or in part, any orders received in the Community Offering or Public Offering. The Common Shares offered for sale in the Offering will represent a minority ownership interest of 45% of the Company's total outstanding shares of Common Shares. The Company will issue the Shares at a purchase price of $10.00 per share (the "Purchase Price").

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             The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-_________) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933, as amended, (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement" shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any Prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) of the 1933 Act Regulations from and after the time said prospectus is filed with the Commission.

             The Plan provides for the reorganization of the Bank into a two-tier mutual holding company structure, the issuance of all of the Bank's outstanding common stock to the Company, and the issuance of a majority of the outstanding common stock of the Company to the MHC (the "Reorganization"). Upon completion of the Reorganization, the Bank will be a wholly owned subsidiary of the Company and the Company will be a majority owned subsidiary of the MHC. The Reorganization will be accomplished pursuant to federal law and the rules and regulations of the Office of Thrift Supervision (the "OTS"). In accordance with Title 12, Part 575 of the Code of Federal Regulations (the "MHC Regulations"), the Bank has filed with the OTS a Form MHC-2 Application for Approval of a Minority Stock Issuance by a Subsidiary of a Mutual Holding Company (the "MHC Application"), including the Prospectus and the Valuation Appraisal Report prepared by Feldman Financial Advisors, Inc. (the "Appraisal") and has filed such amendments thereto as may have been required by the OTS. The MHC Application has been approved by the OTS and the related Prospectus has been authorized for use by the OTS.

             SECTION 2. RETENTION OF AGENT; COMPENSATION; SALE AND DELIVERY OF THE SHARES. Subject to the terms and conditions herein set forth, the Company and the Bank hereby appoint the Agent as their exclusive financial advisor and marketing agent (i) to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the Company and the Bank with respect to the Company's sale of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making, research coverage and in syndicate formation (if necessary).

             On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company and the Bank as to the matters set forth in the letter agreement, dated October 27, 2005, between the Bank and the Agent (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Company and the Bank that the Agent shall not be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

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             The obligations of the Agent pursuant to this Agreement (other than those set forth in Section 2(a) and (c) hereof) shall terminate upon the completion or termination or abandonment of the Plan by the Company or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the "End Date"). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Bank and the Agent may agree to renew this Agreement under mutually acceptable terms.

             In the event that the Offering is not consummated for any reason, including but not limited to the inability of the Company to sell a minimum of ______ Shares within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof. In the event the Offering is terminated for any reason not attributable to a breach of a warranty, representation or covenant of the Agent contained herein, the Agent shall be paid the fees and expenses due to the date of such termination pursuant to subparagraphs (a) and (d) below.

             If all conditions precedent to the consummation of the Offering, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 8 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company, the Bank and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

             The Agent shall receive the following compensation for its services hereunder:

             (a)             A management fee of $50,000 payable in four consecutive monthly installments of $12,250 commencing with the adoption of the Plan. This fee shall be due as it is earned and shall be non-refundable.

             (b)             A success fee upon completion of the Offering of 1.00% of the aggregate Purchase Price of the Shares sold in the Subscription Offering and Community Offering, excluding shares purchased by the Bank's officers, directors, or employees (or members of their immediate family) plus any employee stock ownership plan ("ESOP"), tax-qualified or stock based compensation plans (except IRAs) or similar plan created by the Bank for some or all of its directors or employees. The management fee described in subparagraph 2(a) will be applied against this success fee.

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             (c)             If any of the Shares remain available after the Subscription Offering, at the request of the Bank, the Agent will seek to form a syndicate of registered broker-dealers ("Selected Dealers") to assist in the sale of such Shares on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. The Agent will endeavor to distribute the Shares among the Selected Dealers in a fashion which best meets the distribution objectives of the Bank and the Plan. The Agent will be paid a fee not to exceed 5.5% of the aggregate Purchase Price of the Shares sold by the Selected Dealers. The Agent will pass onto the Selected Dealers who assist in the Public Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected with the assistance of Selected Dealers other than the Agent shall be transmitted by the Agent to such Selected Dealers. The decision to utilize Selected Dealers will be made by the Bank upon consultation with the Agent. In the event any fees are paid pursuant to this subparagraph 2(c), such fees shall be in lieu of, and not in addition to, any fees for the sale of Shares payable pursuant to subparagraph 2(b).

             (d)             The Bank and Company shall reimburse the Agent for reasonable out-of-pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers, provided such expenses do not exceed $50,000 without prior approval of the Bank. The Bank and Company shall reimburse the Agent for the fees of its counsel (which do not include legal fees to complete the qualification of the Common Shares under the various state securities "Blue Sky" laws) up to $45,000. The Bank will bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, "Blue Sky," and National Association of Securities Dealers, Inc. ("NASD") filing and registration fees; the fees of the Bank's accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the reorganization; and the fees set forth under this Section 2. The Company or the Bank will reimburse the Agent for any such expenses incurred by the Agent on their behalf.

             Full payment of Agent's actual and accountable expenses, advisory fees and compensation shall be made in next day funds on the earlier of the Closing Date or a determination by the Bank to terminate or abandon the Plan.

             SECTION 3.             SALE AND DELIVERY OF SHARES. If all conditions precedent to the consummation of the Offering, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 8 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the MHC, the Company and the Bank and the Agent. Certificates for Shares shall be delivered directly to the purchasers thereof in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

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             SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE MHC, THE COMPANY AND THE BANK. The MHC, the Company and the Bank jointly and severally represent and warrant to and agree with the Agent as follows:

             (a)             The Registration Statement which was prepared by the Company and the Bank and filed with the Commission has been declared effective by the Commission; the Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information; and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the Bank and the MHC, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective and at the closing time and at any Applicable Time (as such term is defined in Section 4(c) hereof), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Bank contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Company or the Bank for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date referred to in Section 2, the Prospectus (including any amendment or supplement thereto) and any information regarding the Company or the Bank contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Company or the Bank for use in connection with the Offering will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus under the caption "The Reorganization and Stock Offering--Plan of Distribution and Marketing Arrangements" or statements in or omissions from any Sales Information or information filed pursuant to state securities or Blue Sky laws or regulations regarding the Agent.

             (b)             At the time of filing the Registration Statement relating to the offering of the Shares and at the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405 of the 1933 Act Regulations. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the 1933 Act Regulations, the Company met the conditions required by Rules 164 and 433 of the 1933 Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the offered Shares at the time it is required to be filed under Rule 433 of the 1933 Act Regulations and, if not required to be filed, will retain such free writing prospectus in the Company's records pursuant to Rule 433(g) of the 1933 Act Regulations and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares the Holding Company will file or retain such free writing prospectus as required by Rule 433 of the 1933 Act Regulations.

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             (c)             As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

(i) "Applicable Time" means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.
(ii) "Statutory Prospectus", as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to that time, including any document incorporated by reference therein.

(iii) "Issuer-Represented Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433(h) of the 1933 Act Regulations, relating to the offered Shares that is required to be filed with the Commission by the Company or required to be filed with the Commission. The term does not include any writing exempted from the definition of prospectus pursuant to clause (g) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173.

(iv) "Issuer-Represented General Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A to this Agreement.

(v) Issuer-Represented Limited-Use Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any "bona fide electronic road show," as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the Commission.

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             (d)             Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offered Shares, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

             (e)             The MHC Application which was prepared by the Company and the Bank and filed with the OTS has been approved by the OTS and the related Prospectus has been authorized for use by the OTS and the MHC Application complied in all material respects with the MHC Regulations. No order has been issued by the OTS or the FDIC (hereinafter any reference to the FDIC shall include the SAIF) preventing or suspending the use of the Prospectus, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the best knowledge of the Company, the Bank or the MHC, threatened. At the time of the approval of the MHC Application, including the Prospectus (including any amendment or supplement thereto), by the OTS and at all times subsequent thereto until the Closing Date, the MHC Application, including the Prospectus (including any amendment or supplement thereto), will comply in all material respects with the MHC Regulations, except to the extent waived in writing by the OTS. The MHC Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the MHC Application under the caption "The Reorganization and Stock Offering--Plan of Distribution and Marketing Arrangements" or statements in or omissions from any sales information or information filed pursuant to state securities or Blue Sky laws or regulations regarding the Agent.

             (f)             The Company and the MHC have registered with the OTS as savings and loan holding companies under the Home Owners Loan Act, as amended ("HOLA").

             (g)             At the Closing Date, the Plan will have been adopted by the Board of Directors of the Company, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the MHC Regulations, the 1933 Act, the 1933 Act Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the MHC, the Company or the Bank by the OTS, the Commission, or any other regulatory authority and in the manner described in the Prospectus. To the best knowledge of the MHC, the Company and the Bank, no person has sought to obtain review of the final action of the OTS in approving the Plan.

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             (h)             The Bank has been duly organized and is a validly existing federally chartered savings bank in permanent capital stock form of organization, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not materially adversely effect the financial condition, results of operations, capital, properties, business affairs or prospects of the MHC, the Company and the Bank taken as a whole (a "Material Adverse Effect"); all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all material laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not materially adversely affect the financial condition, results of operations or business of the Bank, the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition, results of operations or business of the Bank. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Bank. Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) all of the authorized and outstanding capital stock of the Bank will be owned by the Company and (ii) the Company will have no direct subsidiaries other than the Bank. The Offering will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Offering reports, and documents in compliance with the 1933 Act Regulations, the MHC Regulations or letters of approval at the time of the Closing, all terms, conditions, requirements and provisions with respect to the Offering imposed by the Commission, the OTS and the FDIC, if any, will have been complied with by the Company and the Bank in all material respects or appropriate waivers will have been obtained in writing and all material notice and waiting periods will have been satisfied, waived or elapsed.

             (i)             The Company is, and as of the Closing Date, will continue to be duly incorporated and validly existing as a corporation under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and at the Closing Date the Company will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. At the Closing Date the Company will have obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, results of operations or business of the Company and the Bank, taken as a whole; all such licenses, permits and governmental authorizations will be in full force and effect, and the Company will be in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

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             (j)             The MHC is and, as of the Closing Date will continue to be duly incorporated and validly existing as a corporation under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and at the Closing Date the MHC will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The MHC will have obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, results of operations or business of the Company and the Bank, taken as a whole; all such licenses, permits and governmental authorizations will be in full force and effect, and the MHC will be in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

             (k)             The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

             (l)              The MHC is not authorized to issue any shares of its capital stock.

             (m)            The Bank is a member of the Federal Home Loan Bank of Dallas ("FHLB-Dallas"). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the MHC, the Company or the Bank, threatened. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. ss.1467(a)(m) or has received a written waiver from the OTS from being a "qualified thrift lender" and such waiver has not expired or been terminated.

             (n)             The Bank, the Company and the MHC, have good and marketable title to all real property and good title to all other assets material to the business of the Company and the Bank, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material to the business of the Company and the Bank, taken as a whole; and all of the leases and subleases material to the business of the Company and the Bank, taken as a whole, under which the MHC, the Company or the Bank hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

             (o)             The Company and the Bank have received an opinion of their special counsel, Silver, Freedman & Taff, L.L.P., with respect to the federal income tax consequences of the Offering, and an opinion of Crowe Chizek and Company LLC with respect to the Texas income tax consequences of the Offering; all material aspects of such opinions are accurately summarized in the Registration Statement and the Prospectus. The MHC, the Company and the Bank represent and warrant that the facts upon which such opinions are based are truthful, accurate and complete. Neither the Company, the Bank nor the MHC will take any action inconsistent therewith.

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             (p)             The Company, the MHC and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus, subject to approval or confirmation by the OTS of the final appraisal of the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company, the MHC and the Bank. This Agreement has been validly executed and delivered by the Company, the MHC and the Bank and is the valid, legal and binding agreement of the Company, the MHC and the Bank enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy).

             (q)             Neither the Bank, the Company nor the MHC is in violation of any directive received from the OTS, the FDIC, or any other federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each a "Governmental Entity") to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS and the FDIC) and, except as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no suit or proceeding or charge or action before or by any Governmental Entity pending or, to the knowledge of the MHC, the Company or the Bank, threatened, which might materially and adversely affect the Offering, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement, the General Disclosure Package and the Prospectus or which might result in any Material Adverse Effect.

             (r)             The consolidated financial statements, schedules and notes related thereto which are included in the General Disclosure Package and the Prospectus fairly present the balance sheet, income statement, statement of changes in equity capital and statement of cash flows of the Company at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations. Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the OTS, except that accounting principles employed in such regulatory filings conform to the requirements of the OTS and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the General Disclosure Package and the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Bank included in the General Disclosure Package and the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

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             (s)             Since the respective dates as of which information is given in the Registration Statement including the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition of the MHC, the Company or the Bank and its subsidiaries, considered as one enterprise, or in the earnings, capital properties or business of the MHC, the Company or the Bank, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Bank or in the principal amount of the Bank's assets which are classified by the Bank as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Bank, nor has the MHC, the Company or the Bank issued any securities (other than in connection with the incorporation of the Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the MHC, the Company or the Bank; (iv) there has not been any material adverse change in the aggregate dollar amount of the Bank's deposits or its net worth; (v) there has been no material adverse change in the MHC's, the Company's or the Bank's relationship with its insurance carriers, including, without limitation, cancellation or other termination of the MHC's, the Company's or the Bank's fidelity bond or any other type of insurance coverage; (vi) except as disclosed in the General Disclosure Package and the Prospectus, there has been no material change in management of the MHC, the Company or the Bank; (vii) neither the MHC, the Company nor the Bank has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) neither the MHC, the Company nor the Bank has defaulted in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the MHC, the Company and the Bank conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus; and (x) neither of the MHC, the Company or the Bank have any material contingent liabilities, except as set forth in the Prospectus.

             (t)             Neither the MHC, the Company nor the Bank is or will be (i) in violation of its charter or articles of incorporation, as applicable, or bylaws and/or constitution, as applicable, or (ii) in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound. The execution and delivery of the Agreement and the consummation of the transactions herein contemplated will not: (x) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets of the MHC, the Company or the Bank pursuant to the Charter and Bylaws of the Company and the MHC or the Articles of Incorporation, Constitution and Bylaws of the Bank or any material contract, lease or other instrument in which the MHC, the Company or the Bank has a beneficial interest, or any applicable law, rule, regulation or order; (y) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the MHC, the Company or the Bank, except for such violations which would not have a Material Adverse Effect; or (z) result in the creation of any material lien, charge or encumbrance upon any property of the MHC, the Company or the Bank.

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             (u)             All documents made available to or delivered or to be made available to or delivered by the MHC, the Company and the Bank or their representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors and borrowers of the Bank, or in connection with the Agent's exercise of due diligence, except for those documents which were prepared by parties other than the MHC, the Company and the Bank or their representatives, to the best knowledge of the MHC, the Company and the Bank, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

             (v)             No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the MHC, the Company or the Bank in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the MHC, the Company or the Bank is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a Material Adverse Effect; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the MHC, the Company and the Bank, threatened any action or proceeding wherein the MHC, the Company or the Bank would or might be alleged to be in default thereunder, where such action or proceeding, if determined adversely to the MHC, the Company or the Bank, would have a Material Adverse Effect.

             (w)             Upon consummation of the Offering, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption "Capitalization," and no Common Shares have been or will be issued and outstanding prior to the Closing Date (other than Common Shares held by the MHC); the Common Shares (including shares to be issued to the MHC) will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Common Shares; and the terms and provisions of the Common Shares will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

             (x)             No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission and the OTS, and any necessary qualification, notification, registration or exemption under the securities or Blue Sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the NASD.

             (y)             Crowe Chizek and Company LLC, which has certified the audited financial statements and schedules of the Bank included in the Prospectus, has advised the MHC, the Company and the Bank in writing that they are, with respect to the MHC, the Company and the Bank, independent public accountants within the meaning of 12 C.F.R. Section 563c.3 and under the 1933 Act and the 1933 Act Regulations.

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             (z)             Feldman Financial Advisors, which has prepared the Company's Valuation Appraisal Report (as amended or supplemented, if so amended or supplemented) (the "Appraisal"), has advised the Company in writing that it is independent of the MHC, the Company and the Bank within the meaning of the MHC Regulations.

             (aa)           The Company, the MHC and the Bank have timely filed all required federal, state and local tax returns; the Company, the MHC and the Bank have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

             (bb)           The Bank, the Company and the MHC, is and will be, as the case may be in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

             (cc)           To the knowledge of the MHC, the Company and he Bank, neither the MHC, the Company, the Bank nor employees of the MHC, the Company or the Bank has made any payment of funds of the MHC, the Company or the Bank as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

             (dd)           Prior to the Offering, neither the MHC, the Company nor the Bank has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans, other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the MHC, the Company and the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Offering is not completed for whatever reason or for delivery to the Company if all Shares are sold.

             (ee)           The Company, the MHC and the Bank have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Offering.

             (ff)           The records used by the MHC, the Company and the Bank to determine the identity of Eligible Account Holders and Supplemental Eligible Account Holders are accurate and complete in all material respects.

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             (gg)           The Company and the MHC are not required to be registered under the Investment Company Act of 1940, as amended.

             (hh)           Neither the Company, the Bank nor the MHC nor any properties owned or operated by the Company, the Bank or the MHC, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Company, the Bank or the MHC, threatened relating to the liability of any property owned or operated by the Company, the Bank or the MHC under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

             (ii)           The Company will file a registration statement for the Common Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act Registration Statement").

             (jj)           The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The books, records and accounts and systems of internal accounting control of the Company and its subsidiaries comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

             (kk)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act. Such disclosure controls and procedures (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities to allow timely decisions regarding disclosures, (ii) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (iii) are effective to perform the functions for which they were established. The Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of (x) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect the Company's internal control over financial reporting;

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             (ll)             All of the loans represented as assets of the Bank in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

             (mm)          The statistical and market related data contained in the Registration Statement, General Disclosure Package and the Prospectus are based on or derived from sources which the Company and the Bank reasonably believes are reliable and accurate.

             (nn)           To the Company's and the Bank's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's or the Bank's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

             (oo)           The MHC, the Company and the Bank have taken all actions necessary to obtain at Closing a Blue Sky Memorandum from Silver, Freedman & Taff, L.L.P.

             (pp)           Any certificates signed by an officer of the MHC, the Company or the Bank pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the MHC, the Company or the Bank to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

             SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE AGENT. The Agent represents and warrants to the MHC, Company and the Bank as follows:

             (a)             The Agent is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Bank, the MHC and the Company hereunder.

             (b)             The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

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             (c)             Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the Blue Sky Memorandum prepared with respect to the Offering.

             (d)             The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Articles of Incorporation or Bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

             (e)             No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.

             (f)             There is no suit or proceeding or charge or action before or by any Governmental Entity or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance under this Agreement.

             SECTION 6. COVENANTS OF THE MHC, THE COMPANY AND THE BANK. The MHC, the Company and the Bank hereby jointly and severally covenant with the Agent as follows:

             (a)             The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

             (b)             If at any time following issuance of an Issuer Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein.

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             (c)             The Company and the Bank represent and agree that, unless it obtains the prior consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior consent of the Company or the Bank, it has not made and will not make any offer relating to the offered Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433 of the 1933 Regulations, or that would constitute a "free writing prospectus," as defined in Rule 405 of the 1933 Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the Bank and the Agent is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company and the Bank represent that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433 of the 1933 Regulations, and has complied and will comply with the requirements of Rule 433 of the 1933 Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company and the Bank need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rules 172 or 173 of the 1933 Regulations.

             (d)             The MHC and the Bank will not, at any time after the MHC Application is approved by the OTS, file any amendment or supplement to such MHC Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

             (e)             The Company, the MHC and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the MHC Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the MHC Application, as amended, has been approved by the OTS; (iii) of any comments from the Commission, the OTS or any other governmental entity with respect to the Offering or the transactions contemplated by this Agreement; (iv) of the request by the Commission, the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the MHC Application or for additional information; (v) of the issuance by the Commission, the OTS or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company or the Bank under the MHC Regulations, or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, the OTS or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The Company, the MHC and the Bank will make every reasonable effort (i) to prevent the issuance by the Commission, the OTS or any other state authority of any such order and, (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

             (f)             The Company, the MHC and the Bank will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the MHC Application and as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company and the Bank will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings.

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             (g)             The Company, the MHC and the Bank will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

             (h)             The Company, the MHC and the Bank will comply with any and all material terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, the OTS or the MHC Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Company and the Bank will comply, at their own expense, with all material requirements imposed upon them by the Commission, the OTS or the MHC Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Shares during such period in accordance with the provisions hereof and the Prospectus.

             (i)             If any event relating to or affecting the MHC, the Company or the Bank shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the MHC, the Company and the Bank or in the reasonable opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the MHC, the Company and the Bank will immediately so inform the Agent and prepare and file, at their own expense, with the Commission and the OTS, and furnish to the Agent a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the MHC, the Company and the Bank each will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

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             (j)             The Company, the MHC and the Bank will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or Blue Sky laws of such jurisdictions in which the Shares are required under the MHC Regulations to be sold or as the Agent and the Company, the MHC and the Bank may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

             (k)             The Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent's prior written consent, any of their Common Shares, other than in connection with any plan or arrangement described in the Prospectus.

             (l)             The Company will register its Common Shares under Section 12(g) of the 1934 Act. The Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness or such shorter period as may be required by the OTS.

             (m)             During the period during which the Common Shares are registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, shareholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

             (n)             During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K or 10-KSB, 10-Q or 10-QSB and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the Commission, the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the MHC, the Company or the Bank as the Agent may reasonably request.

             (o)             The Company, the MHC and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "How We Intend to Use the Proceeds."

             (p)             Other than as permitted by the MHC Regulations, the HOLA, the 1933 Act, the 1933 Act Regulations and the rules and regulations and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, neither the Company nor the Bank will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

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             (q)             The Company will use its best efforts to maintain listing of the Shares on The Nasdaq Stock Market.

             (r)             The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

             (s)             The Company, the MHC and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD Rule 2790.

             (t)             Neither the Company, the MHC nor the Bank will amend the Plan without notifying the Agent and the Agent's counsel prior thereto.

             (u)             The Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

             (v)             Prior to the Closing Date, the Company, the MHC and the Bank will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement, the General Disclosure Package and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

             (w)             The Company will not deliver the Shares until the MHC, the Company and the Bank have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Agent.

             (x)             The Company and the Bank shall notify the Agent when funds shall have been received for the minimum number of Shares set forth in the Prospectus.

             (y)             Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, neither the MHC, the Company nor the Bank will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the MHC, the Company and the Bank, taken as a whole.

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             (z)             Until the Closing Date, the MHC, the Company and the Bank will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC and the OTS.

             (aa)           The MHC, the Company and the Bank shall comply with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the OTS, the MHC Regulations, the Commission, the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with subsequent to the Closing Date. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

             (bb)           The facts and representations provided to Silver, Freedman & Taff, L.L.P. by the Bank and the Company and upon which Silver, Freedman & Taff, L.L.P. will base its opinion under Section 8(c)(1) hereof are and will be truthful, accurate and complete.

             (cc)           The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") and the rules and regulations of the Commission thereunder applicable to it and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness; and the Company is in compliance with the applicable rules and regulations of the Nasdaq National Market except, in either case, where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

             SECTION 7. PAYMENT OF EXPENSES. Whether or not the Offering is completed or the sale of the Shares by the Company is consummated, the Company and the Bank jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Offering with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) subject to subparagraph 2(d) hereof, all reasonable expenses of the Offering, including but not limited to the Agent's attorneys' fees and expenses, Blue Sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Company is unable to sell the minimum number of shares necessary to complete the offering or the Offering is terminated or otherwise abandoned, the Company, the MHC and the Bank shall promptly reimburse the Agent in accordance with subparagraph 2(d) hereof.

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             In the event that the Agent incurs any expenses on behalf of the MHC, the Company or the Bank, the MHC, the Company and the Bank will pay or reimburse the Agent for such expenses regardless of whether the Offering is successfully completed, and such reimbursements will not be included in the expense limitations set forth in subparagraph 2(d) hereof. The MHC, the Company and the Bank acknowledge, however, that such limitations may be increased by the mutual consent of the Bank and Agent in the event of delay in the Offering requiring the Agent to utilize a Public Offering, a delay as a result of circumstances requiring material additional work by Agent or its counsel or an update of the financial information in tabular form contained in the Prospectus for a period later than December 31, 2005. Not later than two days prior to the Closing Date, the Agent will provide the Bank with an accounting of all reimbursable expenses to be paid at the Closing in next day funds. In the event the Bank determines to abandon or terminate the Plan prior to Closing, payment of such expenses shall be made in next day funds on the date such determination is made.

             SECTION 8. CONDITIONS TO THE AGENT'S OBLIGATIONS. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Company, the MHC and the Bank herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company, the MHC and the Bank shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

             (a)             At the Closing Date, the Company, the MHC and the Bank shall have conducted the Offering in all material respects in accordance with the Plan, the MHC Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon them by the OTS.

             (b)             The Registration Statement shall have been declared effective by the Commission and the MHC Application approved by the OTS not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Offering shall have been issued or proceedings therefore initiated, pending or, to the Company's or the Bank's knowledge, threatened by the Commission, the OTS, the FDIC or any state authority.

             (c)             At the Closing Date, the Agent shall have received:

(1) The favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Silver, Freedman & Taff, L.L.P., special counsel for the Company, the MHC and the Bank, in form and substance to the effect that:

(i) The Company and the MHC have been duly incorporated and are validly existing as corporations under the laws of the United States of America.

             (ii)             The Company and the MHC have corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

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             (iii)             The Bank is a validly existing federally chartered savings bank in stock form, duly authorized to conduct its business and own its property as described in the Registration Statement, the General Disclosure Package and the Prospectus. The activities of the Bank as described in the General Disclosure Package and the Prospectus are permitted by the rules, regulations and practices of the OTS. All of the outstanding capital stock of the Bank upon completion of the Offering will be duly authorized and, upon payment therefor, will be validly issued, fully paid and non-assessable and will be owned by the Company free and clear of any liens, encumbrances, claims or other restrictions.

             (iv)             The Bank is a member of the FHLB-Dallas. The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending, or to such counsel's knowledge, threatened;

             (v)             Immediately following the consummation of the Offering, the authorized, issued and outstanding Common Shares of the Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption "Capitalization," and no Common Shares have been issued prior to the Closing Date (except to the MHC); at the time of the Offering, the Shares subscribed for pursuant to the Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and Prospectus, will be duly and validly issued and fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, the issuance of the Shares is not subject to preemptive rights and the terms and provisions of the Shares conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. The Shares will not, when issued, be subject to any liens, charges, encumbrances or other claims created by the Company or the Bank.

             (vi)             The Bank, the Company and the MHC have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated thereby and by the Plan. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, the MHC and the Bank; and this Agreement is a valid and binding obligation of the Company, the MHC and the Bank, enforceable against the Company, the MHC and the Bank in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federally chartered savings institutions, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, including without limitation the provisions of Sections 23A and 23B of the Federal Reserve Act and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(vii) The MHC Application has been approved by the OTS and the Prospectus has been authorized for use by the OTS and no action has been taken, and none is pending or, to such counsel's knowledge, threatened to revoke any such authorization or approval.

             (viii)             The Plan has been duly adopted by the required vote of the directors of the Company, the MHC and the Bank.

             (ix)             Subject to the satisfaction of the conditions to the OTS's approval of the Offering, no further approval, registration, authorization, consent or other order of any federal regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Offering and the Reorganization, except as may be required under the securities or Blue Sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the NASD (as to which no opinion need be rendered).

             (x)             The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, to such counsel's knowledge, threatened by the Commission.

             (xi)             At the time the MHC Application, including the Prospectus contained therein, was approved by the OTS, the MHC Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the MHC Regulations (other than the financial statements, the notes thereto, and other tabular, statistical and appraisal data included therein, as to which no opinion need be rendered).

             (xii)             At the time that the Registration Statement became effective, (A) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto, and other tabular, statistical and appraisal data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (B) the Prospectus (other than the financial statements, the notes thereto, and other tabular, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

             (xiii)             The terms and provisions of the Shares of the Company conform, in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and Prospectus, and the form of certificate used to evidence the Common Shares complies with applicable laws.

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(xiv) There are no legal or governmental proceedings pending or, to such counsel's knowledge, threatened (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the offer, sale or issuance of the Shares, or (iii) which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

             (xv)             Neither the MHC, the Company nor the Bank are required to be registered as an investment company under the Investment Company Act of 1940.

             (xvi)             To such counsel's knowledge, neither the MHC, the Company nor the Bank is in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting its respective business.

             (xvii)             To such counsel's knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the MHC Application, the Registration Statement, the General Disclosure Package or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto in the MHC Application, the Registration Statement, the General Disclosure Package or the Prospectus. The description in the MHC Application, the Registration Statement, the General Disclosure Package and the Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

             (xviii)             The Company, the MHC and the Bank have conducted the Offering and the Reorganization in accordance with the Plan and all applicable laws, except that no opinion is rendered with respect to (a) the MHC Application, the Registration Statement, the General Disclosure Package or Prospectus, which are covered by other clauses of this opinion, (b) the satisfaction of the post-Offering conditions in the MHC Regulations or in the OTS approval of the MHC Application, (c) the securities or "blue sky" laws of various jurisdictions, and (d) the rules and regulations of the NASD. The Plan complies in all material respects with all applicable federal law, rules, regulations, decisions and orders including, but not limited to, the MHC Regulations; no order has been issued by the OTS, the Commission, the FDIC, or any state authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or, to such counsel's knowledge, threatened by the OTS, the Commission, the FDIC, or any other state authority and, to such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the Plan, the MHC Application or the Prospectus.

             (xix)             To such counsel's knowledge, the Company, the MHC and the Bank have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their businesses as described in the Registration Statement, and all such licenses, permits and other governmental authorizations are in full force and effect, and the MHC and the Bank are in all material respects complying therewith.

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(xx) Neither the MHC, the Company nor the Bank is in violation of its Charter and Bylaws or, to such counsel's knowledge, in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a Material Adverse Effect; to such counsel's knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the MHC, the Company or the Bank pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the MHC, the Company or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the MHC, the Company or the Bank are subject; and such action will not result in any violation of the provisions of the Charter or Bylaws of the Company, Bank or MHC, or result in any violation of any applicable federal or state law, act, regulation (except that no opinion with respect to the securities and blue sky laws of various jurisdictions or the rules or regulations of the NASD need be rendered) or order or court order, writ, injunction or decree.

             (xxi)             The Company's, Bank's and MHC's Charter and Bylaws each comply in all material respects with the laws of the United States of America.

             (xxii)             The information in the Prospectus under the captions "How We Are Regulated," "Taxation," "The Reorganization and Stock Offering," "Restrictions on Acquisition of ViewPoint Financial Group and ViewPoint Bank" and "Description of Capital Stock of ViewPoint Financial Group," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The descriptions in the Prospectus of statutes or regulations are accurate summaries and fairly present the information required to be shown. The information under the caption "Taxation" has been reviewed by such counsel and fairly describes the federal and state tax opinions rendered by such counsel and Crowe Chizek and Company LLC, respectively, to the Company, the MHC and the Bank with respect to such matters.

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In addition, such counsel shall state that during the preparation of the MHC Application, the Registration Statement and the Prospectus, such counsel participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of, the Company, the MHC and the Bank, at which conferences the contents of the MHC Application, the Registration Statement and the Prospectus and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the information contained in the MHC Application, the Registration Statement or the Prospectus and do not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their opinion (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Company, the MHC and the Bank), nothing has come to their attention that would lead them to believe that the MHC Application, the Registration Statement, the Prospectus, or any amendment or supplement thereto or the General Disclosure Package as of the Applicable Time (other than the financial statements, the notes thereto, and other tabular, statistical and appraisal data included therein as to which no view need be rendered) contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of the Company, the MHC and the Bank and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by the laws of the State of Texas.

             For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company, the MHC or the Bank shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Offering or any aspect thereof. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company or the Bank.

             (d)             A Blue Sky Memorandum from Silver, Freedman & Taff, L.L.P. relating to the Offering, including Agent's participation therein, and should be furnished to Agent with a copy thereof addressed to Agent or upon which Silver, Freedman & Taff, L.L.P. shall state Agent may rely. The Blue Sky Memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

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             (e)             At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, the MHC and the Bank in form and substance reasonably satisfactory to the Agent's Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company, the MHC or the Bank and the conditions set forth in this Section 8 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the Company, the MHC or the Bank independently, or of the Company, the MHC and the Bank considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Company, the MHC and the Bank have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Offering; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company, the MHC or the Bank, threatened by the Commission or any state authority; (vii) no order suspending the Offering, the Reorganization or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, the MHC or the Bank, threatened by the OTS, the Commission, the FDIC, or any state authority; and (viii) to the best knowledge of the Company, MHC or the Bank, no person has sought to obtain review of the final action of the OTS approving the Plan or to enjoin the Reorganization.

             (f)             Neither the MHC, the Company nor the Bank shall have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect that is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

             (g)             Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, results of operations or business of the Company, the MHC and the Bank considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) the Company, the MHC or the Bank shall not have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Company, the MHC and the Bank taken as a whole; (iii) neither the Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company, the MHC or the Bank, threatened against the Company, the MHC or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, results of operations or business taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company, the MHC and the Bank.

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             (h)             Concurrently with the execution of this Agreement, the Agent shall receive a letter from Crowe Chizek and Company LLC dated as of the date of the Prospectus and addressed to the Agent: (i) confirming that Crowe Chizek and Company LLC is a firm of independent public accountants within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and applicable regulations of the OTS and stating in effect that in its opinion the financial statements, schedules and related notes of the Company and the Bank included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and related published rules and regulations of the Commission thereunder and the MHC Regulations and generally accepted accounting principles consistently applied; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors, the Audit Committee and members of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited financial statements included in the Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the OTS and accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in non performing loans, special mention loans, borrowings, other than normal deposit fluctuations, by the Bank; or (C) there was any decrease in assets, deposits, loan losses allowances, retained earnings, net income, non-interest income, tax expense or net interest income of the Bank or any increase in non-interest expense for the number of full months commencing immediately after the "Recent Developments" period contained in the Prospectus and ended on the last month-end prior to the date of the Prospectus as compared to the corresponding period in the preceding year, which was material to the financial position or results of operations of the Company, the Bank and the MHC; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (h), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the Bank, the accounting system and other data prepared by the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request; and they have reported on the results of such comparisons.

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             (i)             At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Crowe Chizek and Company LLC in the letter delivered by it pursuant to subsection (h) of this Section 8, the "specified date" referred to in clause (ii) of subsection (h) to be a date specified in the letter required by this subsection (i) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

             (j)             At the Closing Date, the Bank shall receive a letter from Feldman Financial Advisors, Inc., dated the Closing Date (i) confirming that said firm is independent of the Company, the MHC and the Bank and is experienced and expert in the area of corporate appraisals within the meaning of Title 12 of the Code of Federal Regulations, Section 563b.200(b), (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of Title 12 of the Code of Federal Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company and the Bank, as most recently updated, remains in effect.

             (k)             At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the OTS approving the MHC Application and authorizing the use of the Prospectus; (ii) a copy of the orders from the Commission declaring the Registration Statement and the Exchange Act Registration Statement effective; (iii) a certificate from the OTS evidencing the valid existence of the Bank; (iv) a certificate from the FDIC evidencing the Bank's insurance of accounts; (v) a certificate from the FHLB-Dallas evidencing the Bank's membership therein; (vi) a certificate from the OTS evidencing the Company's and the MHC's standing as registered savings and loan holding companies; (vii) a copy of the Bank's federal stock charter; and (viii) a copy of the Company's federal charter; and (viii) a copy of the MHC's federal charter.

             (l)             Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the "NYSE") or in the over-the-counter market, or quotations halted generally on The Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or federal savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings and loan associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

             (m)             At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Bank in connection with the Offering and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent and its counsel.

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             (n)             All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent. Any certificate signed by an officer of the MHC, the Holding Company or the Bank and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the MHC, the Holding Company or the Bank, as the case may be, to the Agent as to the statements made therein.

             SECTION 9. INDEMNIFICATION.

             (a)             The Company, the MHC and the Bank jointly and severally agree to indemnify and hold harmless the Agent, its respective officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, the MHC Application (or any amendment or supplement thereto), or any instrument or document executed by the Company, the MHC or the Bank or based upon written information supplied by the Company, the MHC or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agent, under the securities laws thereof (collectively, the "Blue Sky Application"), or any document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company, the MHC or the Bank with their consent or based upon written or oral information furnished by or on behalf of the Company, the MHC or the Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, the MHC Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, the MHC Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company, the MHC or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Company, the MHC or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Reorganization and Stock Offering--Plan of Distribution and Marketing Arrangements"; and, provided further, that such indemnification shall be to the extent not prohibited by the Commission, the OTS, the FDIC and the Board of Governors of the Federal Reserve.

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             (b)             The Agent agrees to indemnify and hold harmless the Company, the MHC and the Bank, their directors and officers and each person, if any, who controls the Company, the MHC or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Bank, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the MHC Application (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Blue Sky Application or Sales Information, or (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the MHC Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company, the MHC or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Company, the MHC or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Stock Offering--Plan of Distribution and Marketing Arrangements."

             (c)             Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

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             SECTION 10. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Bank or the Agent, the Company, the MHC, the Bank and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Company, the MHC, the Bank or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Company, the MHC and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company, the MHC and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company, the MHC and the Bank on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the MHC and/or the Bank on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the MHC, the Bank and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 9(b) or this Section 10 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company, the Bank and the Agent under this Section 10 and under Section 9 shall be in addition to any liability which the Company, the Bank and the Agent may otherwise have. For purposes of this Section 10, each of the Agent's, the Company's or the Bank's officers and directors and each person, if any, who controls the Agent or the Company, the MHC or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, or the MHC, the Company or the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10.

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             SECTION 11. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND INDEMNITIES. The respective indemnities of the Company, the MHC, the Bank and the Agent, the representations and warranties and other statements of the Company, the MHC, the Bank and the Agent set forth in or made pursuant to this Agreement and the provisions relating to contribution shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Company, the MHC, the Bank or any controlling person referred to in Section 9 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Agent, the Company, the MHC, the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

             SECTION 12. TERMINATION. The Agent may terminate this Agreement by giving the notice indicated below in this Section 12 at any time after this Agreement becomes effective as follows:

             (a)             If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE shall have suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the Bank or the Offering; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of the Bank, or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material adverse change in the financial condition, results of operations or business of the Company, the MHC or the Bank.

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             (b)             In the event the Company fails to sell the required minimum number of the Shares by ____________________, 2006, and in accordance with the provisions of the Plan or as required by the MHC Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2, 7, 9 and 10 hereof.

             (c)             If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be cancelled by the Agent by notifying the Company, the MHC and the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 7, 9 and 10 hereof.

             (d)             If the Agent elects to terminate this Agreement as provided in this Section 12, the Company, the MHC and the Bank shall be notified promptly by telephone or telegram, confirmed by letter.

             The Company, the MHC and the Bank may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured after the Company and the Bank have provided the Agent with notice of such breach.

             This Agreement may also be terminated by mutual written consent of the parties hereto.

             SECTION 13. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, 211 Bradenton Drive, Dublin, Ohio 43017-5034, Attention: Douglas L. Reidel (with a copy to Patton Boggs LLP, 2550 M Street, NW, Washington, DC 20037, Attention: Joseph G. Passaic) and if sent to the Company and the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company and the Bank at 1309 W. 15th Street, Plano, Texas 75075, Attention: Garold R. Base, President (with a copy to Silver, Freedman & Taff, L.L.P., 1700 Wisconsin Avenue, N.W., Washington, D.C. 20007, Attention: Martin L. Meyrowitz, PC).

             SECTION 14. PARTIES. The Company, the MHC and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company, the MHC or the Bank, when the same shall have been given by the undersigned or any other officer of the Company, the MHC or the Bank This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, the MHC, the Bank, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

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             SECTION 15. CLOSING. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company and the Bank. At the closing, the Company and the Bank shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

             SECTION 16. PARTIAL INVALIDITY. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

             SECTION 17. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New York.

             SECTION 18. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

             SECTION 19. ENTIRE AGREEMENT. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

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             If the foregoing correctly sets forth the arrangement among the Company, the MHC, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

Very truly yours,

VIEWPOINT BANK
By Its Authorized Representative

Garold R. Base, President
and Chief Executive Officer

VIEWPOINT MHC
By Its Authorized Representative

Garold R. Base, President

ACCEPTED AS OF THE DATE
FIRST WRITTEN ABOVE

Keefe, Bruyette & Woods, Inc.

Douglas L. Reidel
Managing Director	VIEWPOINT FINANCIAL GROUP By Its Authorized Representative Garold R. Base, President and Chief Executive Officer

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SCHEDULE A

Issuer Represented Free Writing Prospectus

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